Exhibit 32
SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.
The undersigned, who are the Chief Executive Officer and Chief Financial Officer of RCS Capital Corporation (the “Company”), each hereby certify as follows:
This Amendment No. 1 to the annual report (this "report") on Form 10-K of the Company, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 2nd day of April, 2015	/s/ EDWARD M. WEIL, JR.
Edward M. Weil, Jr.
Chief Executive Officer and Director
(Principal Executive Officer)

Dated this 2nd day of April, 2015	/s/ BRIAN D. JONES
Brian D. Jones
Chief Financial Officer and Assistant Secretary
(Principal Financial and Accounting Officer)